Exhibit 99.(h)

AMENDMENT TO

FUND PARTICIPATION AGREEMENT

The Fund Participation Agreement dated the 14th day of April, 2000, as amended, by and between Symetra Life Insurance Company, and each of Dreyfus Variable Investment Fund; The Dreyfus Socially Responsible Growth Fund, Inc.; and Dreyfus Investment Portfolios (“Agreement”) is hereby amended as of                 , 2007, to add the Dreyfus International Value VIF portfolio to the agreement.

(1)            Exhibit A is deleted in its entirety and replaced with the revised Exhibit A attached hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement as of the date first above written.

SYMETA LIFE INSURANCE COMPANY

By:

Title:

DREYFUS VARIABLE INVESTMENT FUND

By:

Title:

THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.

By:

Title:

DREYFUS INVESTMENT PORTFOLIOS

By:

Title:

DREYFUS LIFE AND ANNUITY INDEX FUND, INC. (d/b/a DREYFUS STOCK INDEX FUND)

By:

Title:

EXHIBIT A

LIST OF PARTICIPATING FUNDS

Fund Name	Share Class

Dreyfus Variable Investment Fund
Appreciation Portfolio	Initial Class Shares
Quality Bond Portfolio	Initial Class Shares
International Value Portfolio	Initial Class Shares

Dreyfus Investment Portfolios
MidCap Stock Portfolio	Initial Class Shares
Technology Growth Portfolio	Initial Class Shares

The Dreyfus Socially Responsible Growth Fund, Inc.	Initial Class Shares

Dreyfus Life and Annuity Index Fund, Inc.	Service Class Shares
(d/b/a Dreyfus Stock Index Fund)